Exhibit (c) (28)

For Discussion Purposes Only

Strictly Private and Confidential

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

P E R S P E C T I V E S O N D E N A L I

September 21, 2012

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

D E N A L I

J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

J.P. Morgan's dedicated team for Denali's Special Committee

Senior Sponsorship

Jamie Dimon
Chairman & CEO
212-270-1111
jamie.dimon@jpmchase.com

Mike Cavanagh
Co-CEO, Corporate & Investment Bank
212-270-2288
mike.cavanagh@jpmchase.com

Jimmy Lee
Vice Chairman
212-270-1301
james.b.lee@jpmorgan.com

Mergers & Acquisitions

Jim Woolery
Managing Director, Co-Head of North American M&A
212-622-1324
jim.woolery@jpmorgan.com

Drago Rajkovic
Managing Director, Head of Technology M&A
415-315-8100
drago.rajkovic@jpmorgan.com

Technology Investment Banking

Kurt Simon
Managing Director, Head of TMT
415-315-8600
kurt.simon@jpmorgan.com

Curt Sigfstead
Managing Director, Head of Systems Technology IB
415-315-8408
curt.sigfstead@jpmorgan.com

Capital Markets

Andy O'Brien
Managing Director, Global Co-Head of Debt Capital Markets
212-270-4004
andrew.j.obrien@jpmorgan.com

Raj Kapadia
Managing Director, Head of Technology Leveraged Finance
212-270-5510
rajesh.kapadia@jpmorgan.com

Corporate Finance & Ratings Advisory

Ben Berinstein
Managing Director, Co-Head of Corporate Finance Advisory
212-270-3675
ben.berinstein@jpmorgan.com

Andrew Gold
Executive Director, Ratings Advisory
212-270-4994
andrew.gold@jpmorgan.com

Financial Institutions Investment Banking

Mark Feldman
Managing Director, Co-Head of Specialty Finance & Alt. Asset Management
212-622-6056
mark.feldman@jpmorgan.com

PERSPECTIVES ON DENALI
DENALI
1
J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Situation overview

Denali’s founding shareholder has expressed an interest to the lead independent director in exploring the possibility of making a proposal to take the company private

The founding shareholder has informally discussed this possibility with Sponsor A, Silver Lake Partners and Southeastern Asset Management (7.5%¹ shareholder) and has retained legal counsel The founding shareholder currently owns 15.4% of Denali’s outstanding sharesž The founding shareholder’s total net worth is estimated to be $15.9B as of March 2012³ with more than $10 billion managed by the founding shareholder’s private investment fund

The founding shareholder, Silver Lake and Sponsor A have executed NDAs which restrict their ability to:

Communicate with each other (other than discussions with the founding shareholder), other parties and Denali regarding the proposed transaction Engage with and retain financing sources Share and receive information without the Committee’s consent Enter into any agreement with respect to Denali, its securities or a potential transaction without the Committee’s consent Make any acquisition proposal unless invited by the Committee The founding shareholder has agreed to remain neutral

Silver Lake and Sponsor A have submitted preliminary diligence request lists and have been provided access to the data room. Management meetings have been scheduled

No offer has been submitted

Management has updated forecasts to reflect the weak start to Q3 and recently revised guidance

1 Southeastern Asset Management ownership based on 13-F as of 6/30/12

2 Ownership percentage based on Denali’s proxy as of 05/24/12 and includes 1.6% beneficially owned by the founding shareholder’s spouse

³ The founding shareholder’s approximate net worth based on Forbes’ estimate as of March 2012

SITU A T ION O VERVI EW

DE N A L I

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

Denali investor considerations

- **Stock price has declined ~30% over the last year while the NASDAQ is up ~22%[1]**
- **Global IT spending outlook continues to remain under pressure**
- **Limited near-term visibility on operating and financial performance**
- **Significant PC weakness and share loss in key emerging markets that have historically been major growth drivers for Denali**
- **Execution risks of business model transition from Server and PC to Enterprise solutions provider**
  - Reliance on declining PC business to fund growth of Enterprise poses risk
- **Success in transitioning sales force to address sales execution missteps remains unproven**
- **Missed Street expectations have put investors in a "wait and see mode" with increased focus on quarter-by-quarter execution, improved visibility and capital allocation policy**

[1] As of September 19, 2012

INITIAL PERSPECTIVES ON DENALI
DENALI
5
J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

Denali historical and forecasted financial performance

Revenue ($ in billions)


CAGR CY08A–CY11A: 0.5%
CAGR CY11A–CY13E: (3.3%)
$61.1
$52.9
$61.5
$62.1
$57.8
$57.5²
$58.0
CY08A
CY09A
CY10A
CY11A
CY12E
CY13E
Mgmt / Street
Street

Revenue by segment[1]


Client
S&P
ESG
Services
Software
9%
15%
17%
59%
11%
16%
18%
56%
12%
16%
17%
55%
13%
17%
16%
54%
1%
15%
18%
16%
50%
2%
15%
19%
16%
49%
CY08A
CY09A
CY10A
CY11A
CY12E
CY13E
Mgmt

Operating income ($ in billions)


CAGR CY08A–CY11A: 11.6%
CAGR CY11A–CY13E: (10.3%)
$3.7
$3.0
$4.1
$5.1
$4.1
$4.0²
$4.1
CY08A
CY09A
CY10A
CY11A
CY12E
CY13E
% mgn: 6.0%
5.6%
6.7%
8.3%
7.0% / 7.0%
7.1%
Mgmt / Street
Street

EPS


CAGR CY08A–CY11A: 14.0%
CAGR CY11A–CY13E: (7.8%)
$1.44
$1.05
$1.59
$2.13
$1.76
$1.70²
$1.81
CY08A
CY09A
CY10A
CY11A
CY12E
CY13E
Mgmt / Street
Street

Source: Company filings and plan, Wall Street research

Note: Denali's January FYE assumed to be equivalent to December CYE of prior year; revenue, operating income and EPS projections in CY12E and CY13E based on Wall Street consensus

[1] Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan for FY 2013 from presentation to the Board of Directors on September 13, 2012

[2] Revised management plan for FY 2013 based on presentation to the Board of Directors on September 13, 2012

INITIAL PERSPECTIVES ON DENALI

DENALI

6

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

Observations and challenges of fiscal 2013

	Key observations	Key challenges
Q2 fiscal 2013 – Aug 2012	**Management presented Q2 mid-quarter update and plan to the Board on July 12th** - Revenue and gross margin both trending behind with strong close required to meet plan **Q2 results came in significantly lower than July 12th plan with less than three weeks left in the quarter** - Revenue: $14.5bn vs. $15.3bn (-5.3%) - EPS: $0.50 vs. $0.52 (-3.8%) **Street guidance for Q3 and fiscal 2013 were lowered** - Q3 revenue: 2-5% q-o-q decline, below normal seasonality - Fiscal 2013 EPS: Lowered to $1.70 from $2.13	**Persisting macroeconomic challenges and weakness in Western Europe** **Uncertainty whether growth and visibility challenges are cyclical or secular** **Unfavorable PC market and competitive dynamics in emerging markets, particularly China and India** **Linear growth from seasonal education and federal budgets did not materialize** **Channel inventory drawdown in advance of Windows 8 transition**
Q1 fiscal 2013 – May 2012	**Q1 results came in below Street consensus** - Revenue: $14.4bn vs. $14.9bn (-3.2%) - EPS: $0.43 vs. $0.46 (-6.5%) **Street guidance for Q2 and fiscal 2013 were in-line / unchanged** - Q2 revenue: 2-4% q-o-q growth, in-line with historical rates - Fiscal 2013 EPS: Unchanged at $2.13	**Sales execution issues** **Ongoing pricing pressure in Client business** **Continuing shift to tablets and smartphones**

Source: Company filings and plan Financial Framework presentation to the Board of Directors on July 12, 2012 with company plan

INITIAL PERSPECTIVES ON DENALI

DENALI

7

J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

Denali's operating performance vs. peers

Select metrics

Segment	Company	CY10–11A rev. gr.	CY11–12E rev. gr.	CY12–13E rev. gr.	CY13E EBITDA mgn.	CY13E net mgn.	LT EPS growth rate
	Denali (Street)	0.9%	(6.9)%	0.3%	8.1%	5.5%	4.0%
	hp	0.0%	(4.1)%	(0.7)%	13.1%	6.9%	4.0%
PC	lenovo	35.5%	19.8%	14.0%	2.9%	1.8%	14.0%
PC	ASUS	(10.6)%	8.8%	12.9%	5.8%	4.7%	9.6%
PC	acer	(24.4)%	(1.0)%	8.0%	1.7%	1.0%	N/M
PC		Median: (10.6%) Segment: 70.0%[1]	Median: 8.8% Segment: 65.8%[1]	Median: 12.9% Segment: 64.4%[1]	Median: 2.9%	Median: 1.8%	Median: 9.6%
Enterprise	EMC	17.6%	10.1%	10.5%	28.2%	17.8%	15.0%
Enterprise	Microsoft	8.5%	7.1%	7.7%	42.6%	31.4%	9.5%
Enterprise	NetApp	24.1%	8.4%	6.8%	19.0%	13.1%	15.0%
Enterprise	Cisco	7.3%	6.4%	6.0%	31.8%	21.3%	8.5%
Enterprise	Oracle	13.9%	4.3%	5.9%	49.5%	34.5%	12.0%
Enterprise	IBM	7.1%	(1.6)%	2.7%	27.0%	17.0%	10.0%
Enterprise		Median: 11.2% Segment: 16.6%[1]	Median: 6.8% Segment: 18.4%[1]	Median: 6.4% Segment: 18.6%[1]	Median: 30.0%	Median:19.5%	Median: 11.0%
Services	xerox	4.6%	(0.2)%	1.9%	14.7%	6.4%	1.2%
Services	CSC	(0.9)%	(1.1)%	(0.4)%	12.1%	2.7%	8.0%
Services		Median: 1.8% Segment: 13.4%[1]	Median: (0.7%) Segment: 14.8%[1]	Median: 0.8% Segment: 14.7%[1]	Median: 13.4%	Median: 4.5%	Median: 4.6%
Software	bmcsoftware	5.8%	4.2%	5.3%	38.2%	25.3%	8.8%
Software	symantec.	7.4%	2.6%	2.6%	32.4%	17.5%	9.0%
Software	ca	7.0%	1.2%	2.0%	37.8%	24.4%	10.0%
Software		Median: 7.0% Segment: nm[1]	Median: 2.6% Segment: 1.0%[1]	Median: 2.6% Segment: 2.3%[1]	Median: 37.8%	Median: 24.4%	Median: 9.0%

Source: Company filings, Company plan, Wall Street research, FactSet (market data as of 09/19/12)

Note: Companies sorted by CY2012 – 13E revenue growth in descending order; Denali January FYE shown as calendar year; median excludes Denali and HP

[1] Represents segment contribution to total revenue; Historical segment breakdown based on Company filings and projected segment breakdown based on revised management plan for FY 2013 from presentation to the Board of Directors on September 13, 2012

INITIAL PERSPECTIVES ON DENALI

DENALI

8

J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

Denali's share price performance

3-year stock price performance


$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Sep 2009
Sep 2010
Sep 2011
Sep 2012
NASDAQ 49.2%
Enterprise 38.8%
PC 27.5%
Denali (37.5%)
HP (60.8%)
Disappointing Q3 fiscal 2010 results; driven by corporate PC exposure; recovery driven by consumer and emerging markets
Recovery in stock price is driven by x86 server upgrades and corporate PC / notebook refresh cycle
Volatility in revenue and margins continues to be an ongoing concern
Growing revenue and margin contribution from ESS a positive, but sales execution issues and weak PC sales weigh on stock

Multiples	'09-'10 NTM P/E[1]	'10-'11 NTM P/E[1]	'11-'12 NTM P/E[1]
Denali	11.2x	8.9x	7.2x
hp	10.5x	7.4x	5.4x
PC	12.5x	11.2x	11.6x
Enterprise	14.9x	14.0x	12.1x

	Earnings Results	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13
Revenue	Results vs. street	↓	↑	↑	↑	↓	↓	↓	↓	↓	↑	↓	↓
Revenue	Fwd guidance vs. street[2]	=	↑	=	=	↓	↑	↑	=	↓	↓	=	↓
EPS	Results vs. street	↓	↑	↑	↑	↑	↑	↑	↑	↑	↓	↓	↑

Source: FactSet as of 09/19/12
Note: HP and NASDAQ indexed to Denali's stock price of $16.69 on 09/18/09; PC includes Acer, ASUSTek, Lenovo; Enterprise includes Cisco, EMC, IBM, Microsoft, NetApp, Oracle
[1] Based on average NTM P/E over a 1-year period beginning in September of the prior year
[2] Compares Management guidance vs. Street consensus guidance

INITIAL PERSPECTIVES ON DENALI
DENALI
9
J.P.Morgan

For Discussion Purposes Only
Strictly Private and Confidential

Denali trading analysis vs. peers

Group	Company	CY13E FV/revenue	CY13E FV/EBITDA	Cash adj. CY13E FV/EBITDA[1]	CY13 P / E
	Denali	0.3x	3.1x	3.9x	5.8x
	HP	0.5x	3.6x	3.9x	4.3x
PC	ASUS	0.3x	5.8x	5.8x	10.8x
PC	Lenovo	0.1x	4.5x	4.5x	12.6x
PC	Acer	0.1x	5.0x	5.0x	17.3x
PC	**Median**	**0.1x**	**5.0x**	**5.0x**	**12.6x**
Enterprise	Oracle	3.7x	7.5x	7.9x	11.7x
Enterprise	Microsoft	2.6x	6.2x	6.7x	9.8x
Enterprise	IBM	2.4x	9.0x	9.1x	12.4x
Enterprise	EMC	2.2x	7.8x	8.0x	14.1x
Enterprise	Cisco	1.5x	4.8x	5.8x	9.5x
Enterprise	NetApp	1.4x	7.5x	8.1x	15.2x
Enterprise	**Median**	**2.3x**	**7.5x**	**8.0x**	**12.0x**
Services	Xerox	0.8x	5.6x	5.7x	6.7x
Services	CSC	0.4x	3.7x	3.8x	12.5x
Services	**Median**	**0.6x**	**4.7x**	**4.7x**	**9.6x**
Software	BMC Software	2.7x	7.1x	7.4x	11.6x
Software	CA	2.4x	6.3x	6.5x	10.2x
Software	Symantec	1.8x	5.6x	6.0x	10.9x
Software	**Median**	**2.4x**	**6.3x**	**6.5x**	**10.9x**

3-year NTM FV/EBITDA


15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
Denali
HP
PC
Enterprise
7.0x
5.4x
3.6x
3.2x
09/18/09
04/25/10
11/30/10
07/08/11
02/12/12
09/19/12

Average	Denali	HP	PC	Enterprise
Current	3.2x	3.6x	5.4x	7.0x
1-year	3.6x	4.0x	5.8x	6.8x
2-year	3.8x	4.3x	6.1x	7.5x
3-year	4.1x	5.0x	6.5x	8.0x

3-year NTM P/E


30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Denali
HP
PC
Enterprise
12.5x
12.0x
5.8x
4.3x
09/18/09
04/25/10
11/30/10
07/08/11
02/12/12
09/19/12

Average	Denali	HP	PC	Enterprise
Current	5.8x	4.3x	12.0x	12.5x
1-year	7.2x	5.4x	11.6x	12.1x
2-year	8.1x	6.4x	11.4x	13.1x
3-year	9.1x	7.8x	11.8x	13.7x

Source: Company filings, FactSet (market data as of 09/19/12)
Note: Denali January FYE shown as calendar year; median excludes Denali and HP
[1] Firm value adjusted for repatriation of foreign cash, assuming a friction cost of 35%

INITIAL PERSPECTIVES ON DENALI
DENALI
10
J.P.Morgan

For Discussion Purposes Only

Strictly Private and Confidential

P E R S P E C T I V E S O N D E N A L I

Agenda

Page

Situation overview 2

Initial perspectives on Denali 4

Next steps 11

D E N A L I

J.P.Morgan

For Discussion Purposes Only Strictly Private and Confidential

Timeline

Data room was opened to Silver Lake and Sponsor A on September 18th

Ongoing sharing of information with Silver Lake and Sponsor A

Management meetings to review the business and address follow-up questions have been scheduled for October 4th (Sponsor A) and October 11th (Silver Lake)

J.P. Morgan to convey views on financing to Silver Lake, Sponsor A and founding shareholder during the 1st week of October

Expect an expression of interest during the 2nd or 3rd week of October

S EP ST EXT

N DE N A L I 12

J.P.Morgan